Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 No. 333-149956) pertaining to the Click Holding Corp. 2005 Stock Incentive Plan of Google Inc.,

(2) Registration Statement (Form S-3 No. 333-142243) of Google Inc.,

(3) Registration Statement (Form S-8 No. 333-138848) pertaining to the YouTube, Inc. 2005 Stock Plan of Google Inc.,

(4) Registration Statement (Form S-8 No. 333-124350) pertaining to the 1998 Stock Plan, the 2003 Stock Plan, the 2003 Stock Plan (No. 2) and the 2003 Stock Plan (No. 3) of Google Inc.,

(5) Registration Statement (Form S-8 No. 333-120099) pertaining to the Keyhole, Inc. 2000 Equity Incentive Plan of Google Inc.,

(6) Registration Statement (Form S-8 No. 333-119378) pertaining to the Picasa, Inc. Employee Bonus Plan of Google Inc.,

(7) Registration Statement (Form S-8 No. 333-119282) pertaining to the Lifescape Solutions, Inc. 2001 Stock Plan of Google Inc., and

(8) Registration Statement (Form S-8 No. 333-117715) pertaining to the 2004 Stock Plan, the 2003 Stock Plan (No.3), the 2003 Stock Plan (No.2), the 2003 Stock Plan, the 2000 Stock Plan, the 1998 Stock Plan, the 1999 Stock Option / Stock Issuance Plan and the 2003 Equity Incentive Plan of Google Inc.;

of our reports dated February 12, 2010, with respect to the consolidated financial statements and schedule of Google Inc. and the effectiveness of internal control over financial reporting of Google Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2009.

/S/ ERNST & YOUNG LLP

San Jose, California

February 12, 2010